Exhibit 10.1

AMENDMENT NO. 1 TO THE

AVALON GLOBOCARE CORP.

2026 STOCK INCENTIVE PLAN

Dated: October 30, 2026

This Agreement amends the Avalon GloboCare Corp. 2026 Stock Incentive Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.

R E C I T A L S

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Change Agents Corporation f/k/a Avalon GloboCare Corp. (the “Company”) the right to amend the Plan from time to time;

WHEREAS, on August 28, 2026, the Company effected a 1-for-20 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”), whereby every twenty (20) shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined and reclassified into one (1) share of common stock, and the number of shares under the Plan was proportionally adjusted in accordance with Section 4.3 of the Plan to reflect the Reverse Stock Split; and

WHEREAS, following the Reverse Stock Split, the Board desires to amend the Plan to increase the number of shares available for awards under the Plan to five hundred thousand (500,000) shares (on a post-Reverse Stock Split basis), which represents an increase over the number of shares available under the Plan after giving effect to the Reverse Stock Split, subject to approval by the Company’s stockholders.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Amendment to Plan Share Limitation.

Section 4.1(a) of the Plan is amended and restated in its entirety as follows:

“(a) Subject to adjustment pursuant to Sections 4.1(b) and 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be five hundred thousand (500,000) shares.”

2. No Other Changes. Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.

CHANGE AGENTS CORPORATION

By:	/s/ Sam Knippler
Name:	Sam Knipper
Title:	Chief Financial Officer